EXHIBIT 99.1

NEWS RELEASE

THOMAS P. CHAMBERS JOINS KOSMOS AS CHIEF FINANCIAL OFFICER

Greg Dunlevy to Retire as Part of Planned Succession

DALLAS, Texas, October 16, 2014 – Kosmos Energy Ltd. (“Kosmos”) (NYSE: KOS) announced today that Thomas P. Chambers will join the company as senior vice president and chief financial officer effective November 5, 2014. Greg Dunlevy, who has served as executive vice president and chief financial officer since 2003, will retire from the company at the end of June 2015 as part of a mutually agreed succession plan. Mr. Dunlevy will remain with the company in an advisory role to the chairman and chief executive officer until his retirement to ensure a smooth transition.

Mr. Chambers, 59, has extensive executive experience in the international exploration and production industry. He joins Kosmos most recently from Apache Corporation, where he was executive vice president and chief financial officer from November 2010 to February 2014.

“Tom brings significant corporate finance and industry experience to Kosmos, and is an excellent addition to our senior leadership team. He joins Kosmos at a time of financial strength, with the company capable of self-funding its world-class exploration program, as well as its on-going development projects in Ghana,” said Andrew G. Inglis, Kosmos’ chairman and chief executive officer. “We are pleased to welcome Tom to Kosmos.”

During his nearly 20 years at Apache, Mr. Chambers held a variety of leadership roles in finance, corporate planning, and investor relations. Prior to joining Apache, he served in the international business development group at Pennzoil Exploration and Production Company, and held a range of management positions with the BP plc group of companies. Mr. Chambers earned his bachelor’s degree in chemical engineering from University of Notre Dame. He is a member of the Society of Petroleum Engineers.

Commenting on his new position, Mr. Chambers said, “With Kosmos preparing to test four potentially play-opening prospects over the next 18 months, this is an exciting time to join the company. I look forward to working with the Kosmos team to continue creating value for shareholders.”

Mr. Inglis praised the significant and lasting contributions of Mr. Dunlevy, an original founder of Kosmos. “Greg has been an exceptional leader during his decade plus tenure at Kosmos, responsible for securing start-up capital during the early days, growth capital following the Jubilee discovery and ultimately leading the company through a successful initial public offering. From the beginning, Greg has been an important member of the senior leadership team. He has played a key role in building Kosmos into a self-funded explorer and we are grateful for his immense contribution to the business.”

About Kosmos Energy

Kosmos Energy is a leading independent oil and gas exploration and production company focused on frontier and emerging areas along the Atlantic Margin. Our assets include existing production and other major development projects offshore Ghana, as well as exploration licenses with significant hydrocarbon potential offshore Ireland, Mauritania, Morocco (including Western Sahara), Portugal, Senegal, and Suriname. As an ethical and transparent company, Kosmos is committed to doing things the right way. The company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2013 Corporate Responsibility Report.  Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations
Neal Shah

+1.214.445.9628
nshah@kosmosenergy.com

Media Relations
Thomas Golembeski
+1.214.445.9674
tgolembeski@kosmosenergy.com